Exhibit 10.1

EXECUTION VERSION

GOVERNANCE ARRANGEMENT AGREEMENT

AMONG

CENTERPOINT ENERGY, INC.,

ELLIOTT INTERNATIONAL, L.P.,

AND

ELLIOTT ASSOCIATES, L.P.

Dated as of May 6, 2020

SCHEDULES AND EXHIBITS

Exhibit A	BERC Charter

GOVERNANCE ARRANGEMENT AGREEMENT

THIS GOVERNANCE ARRANGEMENT AGREEMENT (this “Agreement”), dated as of May 6, 2020, is made by and among CenterPoint Energy, Inc., a Texas corporation (the “Company”), on the one hand, and Elliott International, L.P., a Cayman limited partnership, and Elliott Associates, L.P., a Delaware limited partnership (together, the “Investor”), on the other hand. The Company and the Investor are referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof.

RECITALS

WHEREAS, the Company and Investor have entered into that certain Preferred Stock Purchase Agreement, dated as of the date hereof (as may be amended from time to time, the “Purchase Agreement”), pursuant to which, among other things, the Investor will acquire shares of the Company’s Series C Convertible Preferred Stock, with a par value of $0.01 per share (the “Private Placement Shares”) on the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, each of the Parties desires to set forth in this Agreement certain terms and conditions regarding the ownership of the Private Placement Shares.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company and the Investors hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement, the following terms shall have the respective meanings specified below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person, excluding, in respect of the Investor, any portfolio operating company (as such term is understood in the private equity industry) of the Investor or its Affiliates. “Affiliated” has a correlative meaning.

“Articles of Incorporation” means the Restated Articles of Incorporation of the Company, as amended and in effect on the date hereof.

“Beneficial Ownership” means, with respect to any security, (a) record ownership of such security, or (b) beneficial ownership of such security as defined under Rules 13d-3 and 13d-5 under the Exchange Act; provided that such Beneficial Ownership shall further be deemed to include any shares or other units of such security as to which (i) such Person has a right to acquire such record ownership or beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time, only upon the satisfaction of certain conditions precedent or aggregate ownership limitations, or the occurrence of any combination of the foregoing, and (ii) any shares or units of such security that are referenced in any total return swap contracts or similar financial instruments or transactions, whether or not cash-settled, that are owned of record or beneficially by such Person. “Beneficially Own,” “Beneficially Owns,” “Beneficially Owned,” “Beneficially Owning” and “Beneficial Owner” shall have correlative meanings. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates.

“Board” means the board of the directors of the Company.

“BREC Charter” means the charter of the Business Review and Evaluation Committee, a form of which is attached as Exhibit A to this Agreement.

“BREC Period” means the period commencing on the date of the transactions contemplated by this Agreement are publicly announced by the Company and continuing until the later of such time that (i) the Board formally determines to not proceed with the Business Review and Evaluation Committee’s recommendations and (ii) the Company consummates the strategic actions and alternatives recommended by the Business Review and Evaluation Committee as are approved by the Board; provided, that, for the avoidance of doubt, in no event shall the BREC Period end prior to the occurrence of the Investor Day (as defined in the BREC Charter) absent agreement of Investor and the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or the State of Texas are authorized or required by Law or other governmental action to close.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities or by Contract or agency or otherwise. “Controlled” has a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any (a) national, federal, state, provincial, county, municipal or local governmental or quasi-governmental instrumentality, whether foreign or domestic, (b) political subdivision of any of the foregoing, and (c) entity, authority, agency, ministry board, commission, department, court, tribunal, bureau or similar body exercising any legislative, judicial, regulatory or administrative authority, including any arbitrator or arbitration body, commission or tribunal established to perform any such function or of applicable jurisdiction.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Person” means, with respect to any Person, such Person’s directors, officers, members, partners, limited partners, general partners, management companies, investment managers, shareholders, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Voting Securities” means, at any time, shares of any class of capital stock or other securities of the Company, including the Common Stock, which are entitled to vote generally in the election of directors to the Board and not solely upon the occurrence and during the continuation of certain specified events.

Section 1.2    Additional Defined Terms.

Agreement	Preamble
BREC Members	Section 2.1(f)
Business Review and Evaluation Committee	Section 2.1(f)
Company	Preamble
Company Policies	Section 2.1(e)
Investor	Preamble
Mandate	Section 2.1(b)
Minimum Ownership Threshold	Section 2.1(b)
New Director	Section 2.1(a)
New Directors	Section 2.1(a)
Parties	Preamble
Party	Preamble
Private Placement Shares	Recitals
Purchase Agreement	Recitals
Related Parties	Section 2.1(h)
Replacement New Director	Section 2.1(b)

Section 1.3    Construction. In this Agreement, unless the context otherwise requires:

(a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)    the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)    the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)    “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)    references to “day” or “days” are to calendar days;

(h)    references to “the date hereof” means the date of this Agreement;

(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)    references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II

GOVERNANCE

Section 2.1    Public Disclosures.

(a)     The Company will take the necessary action to appoint each of David Lesar and Barry T. Smitherman as new outside directors to the Board, each of whom meet the requisite qualifications deemed appropriate by the Company with respect to membership on the Board (each, such new outside director, a “New Director” and collectively, the “New Directors”), in each case, in accordance with the Company’s Articles of Incorporation and Third Amended and Restated Bylaws, as amended, and the Texas Business Corporation Act, and such that the public announcements by the Company of the transactions contemplated by this Agreement can also refer to the New Directors.

(b)    If a New Director (or any Replacement New Director) is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any reason during the BREC Period and at such time the Investor (together with their Affiliates) Beneficially Owns a “net long position” (as defined in Rule 14e-4 under the Exchange Act) of, or have an aggregate net long economic exposure to, at least 2.5% (the “Minimum Ownership Threshold”) of the then outstanding Voting Securities, as promptly as practicable, the Company and the Investor shall cooperate with each other to mutually select an acceptable qualified candidate to be appointed to the Board as a substitute outside director (a “Replacement New Director”) upon prior written agreement, and the Board will take all action necessary to appoint such person to serve as an outside director on the Board for the remainder of such New Director’s term on the Board; provided that each New Director is, and each Replacement New

Director shall be, an individual who is believed (i) not to be an employee, officer, director, general partner, manager or other agent of the Investor or of any Affiliate of the Investor or receiving any payments from or have other financial arrangements with Investor or any Affiliate of the Investor with respect to the Company, (ii) not to be a limited partner, member or other investor (unless such investment has been disclosed to the Company) in the Investor or any Affiliate of the Investor, and (iii) not have any agreement, arrangement or understanding, written or oral, with the Investor or any Affiliate of the Investor regarding such person’s service as a director of the Company. Effective upon the appointment of a Replacement New Director to the Board, such Replacement New Director will be considered a New Director for all purposes of this Agreement. In the event that the Investor seeks to consult with the Company as set forth herein regarding a Replacement New Director under this Section 2.1, the Investor shall certify in writing to the Company that it (together with its Affiliates) satisfies the Minimum Ownership Threshold as of the proposed time of any such exercise. Notwithstanding anything in this Agreement to the contrary, the Company’s obligations under this Section 2.1(b) shall terminate as a nonexclusive remedy for any material breach of this Agreement by the Investor upon five (5) Business Days’ written notice by the Company to the Investor if such breach has not been cured within such notice period; provided that the Company is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period.

(c)    New Director Agreements, Arrangements and Understandings. The Investor agrees that neither it nor any of its Affiliates (a) will pay any compensation to the New Director (including any Replacement New Director) for such person’s service on the Board or any committee thereof or with respect to the Company (b) will have any agreement, arrangement or understanding, written or oral, with the New Director (including any Replacement New Director) regarding such person’s service on the Board or any committee thereof (including pursuant to which such person will be compensated for his or her service as a director on, or nominee for election to, the Board or any committee thereof (including the Business Review and Evaluation Committee)).

(d)    New Director Information. As a condition to any Replacement New Director’s appointment to the Board, such Replacement New Director will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable Law, stock exchange rules or listing standards and information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to appropriate background checks, in each case, to the extent consistent with the information and background checks required by the Company in accordance with past practice with respect to other members of the Board or as otherwise may be required.

(e)    Company Policies. The Parties acknowledge that the New Director (and any Replacement New Director), upon appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as other directors of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation, fees and reimbursement of expenses, as are applicable to all non-executive directors of the Company.

(f)    During the BREC Period, and at such other times as the Company may elect, the Company shall establish an advisory committee of its Board (the “Business Review and Evaluation Committee”) for the purposes set forth in the BREC Charter (such purposes, the “Mandate”). During the BREC Period, the BREC Charter shall not be materially amended (which such material amendments shall include, for the avoidance of doubt, any amendment that would serve to limit the scope of the BREC Charter) by the Company or the Board (including, for the avoidance of doubt, the Business Review and Evaluation Committee), without the prior written consent of the Investor (not to be unreasonably withheld, conditioned or delayed). The Company shall use commercially reasonable efforts to take any actions which may be necessary or desirable to effect the creation of the Business Review and Evaluation Committee and the adoption of the BREC Charter. The composition and membership of the Business Review and Evaluation Committee (collectively, the “BREC Members”) shall be as set forth in the BREC Charter. The Board, upon prior written agreement from the Investor during the BREC Period if the Investor meets the Minimum Ownership Threshold, shall have the right to remove and replace the BREC Members from membership on the Business Review and Evaluation Committee.

(g)    During the BREC Period, the Company shall provide to the Investor the reasonable opportunity to present and discuss its views (and analyses, if any) regarding the Mandate or any recommendations to be made in connection therewith, to appropriate members of the Company’s senior executive team or to the Business Review and Evaluation Committee.

(h)    The Company acknowledges that neither the Investor nor any of its past, present or future Affiliates, partners (both general and limited), members (both managing or otherwise), securityholders, stockholders, directors, officers, controlling Persons (if any), agents, consultants, legal advisors or employees (with respect to any Person, all such parties and their successors and assignees, together, its “Related Parties”, and it being understood, that no BREC Members shall be deemed to be Related Parties of the Investor) shall have, or be deemed or construed to have, any fiduciary duty (contractual or otherwise) to the Company or any other Person arising out of or in connection with (i) this Agreement (including the performance of any services provided hereunder), (ii) the performance of activities, services or omissions by the Investor or any of its Related Parties related to the work of the Business Review and Evaluation Committee or in connection with the furtherance of the Mandate and (iii) the operations of, or services provided by the Business Review and Evaluation Committee or any BREC Member to the Company or any other Person

ARTICLE III

GENERAL PROVISIONS

Section 3.1    Public Disclosures. Sections 5.4 and 5.8(a) and 5.8(b) of the Purchase Agreement is incorporated by reference into this Agreement, mutatis mutandis.

Section 3.2    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile or email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)	If to the Company:

CenterPoint Energy, Inc.

1111 Louisiana

Houston, Texas 77002

Attention:    Jason M. Ryan

Email:          jason.ryan@CenterpointEnergy.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz LLP

51 West 52nd Street

New York, NY 10019

Attention: Sabastian V. Niles

DongJu Song

Email:      SVNiles@wlrk.com

DSong@wlrk.com

(b)	If to the Investor:

Elliott International, L.P.

Elliott Associates, L.P.

c/o Elliott Management Corporation

40 West 57th Street, 4th floor

New York, NY 10019

Attention: Scott Grinsell

Elliot Greenberg

Email:      sgrinsell@elliottmgmt.com

egreenberg@elliottmgmt.com

Section 3.3    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company, except that (a) the Investor may assign and transfer, without the prior consent of the Company, its rights pursuant to Article VI (Registration Rights) hereof to a transferee to whom a Transfer of Private Placement Shares is permitted pursuant to this Agreement with respect to Private Placement Shares being Transferred, and (b) the Investor may grant to a creditor or lender a security interest in and to the Private Placement Shares, the Common Stock and/or its rights pursuant to Article VI (Registration Rights), and such rights may be further assigned by such creditor or lender. Any assignment in violation of this Section 3.3 shall be void ab initio. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties and permitted assigns.

Section 3.4    Prior Negotiations; Entire Agreement. This Agreement and the Governance Arrangements Agreement (including the agreements attached as exhibits and schedules to and the documents and instruments referred to in this Agreement and the Governance Arrangements Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties (including, with respect to the Investor, any prior agreement between the Company and any of the Investor’s Affiliates) with respect to the subject matter of this Agreement; provided that the terms of the Confidentiality Agreement, dated March 17, 2020, between the Company, on the one hand, and Elliott Investment Management L.P. and Elliott Management Corporation, on the other hand, shall survive according to the terms set forth therein

Section 3.5 Governing Law; Venue; Waiver of Jury Trial.

(A)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.5.

Section 3.6    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 3.7    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only upon written consent by the Company and the Investor. Any amendment, restatement, modification or change effected in accordance with this Section 3.7 shall be binding upon the Investor, each transferee or future holder of the Private Placement Shares, and the Company. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 3.8    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 3.9    Specific Performance. Each of the Parties agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party hereto from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.

CENTERPOINT ENERGY, INC.

By:	/s/ John W. Somerhalder II
	Name:	John W. Somerhalder II
	Title:	Interim President and Chief Executive Officer

[Signature page to Governance Arrangement Agreement]

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Hambledon, Inc., its General Partner

By:	Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

[Signature page to Governance Arrangement Agreement]

Exhibit A

CENTERPOINT ENERGY, INC.

Business Review and Evaluation Committee

Charter

Purpose: The primary purpose of the Business Review and Evaluation Committee (“BREC”) of the Board of Directors (the “Board”) is to assist the Board in evaluating and optimizing the various businesses, assets and ownership interests currently held by CenterPoint Energy, Inc. (together with its subsidiaries, “CenterPoint” or the “Company”). In this regard, the BREC shall provide advice and recommendations to the Board regarding analyzing and executing on a comprehensive range of potential value-maximizing strategic business actions and alternatives related to the Company’s current configuration and alignment of businesses, assets and other ownership interests (the “Business Review and Evaluation”). The BREC shall engage in and oversee the review and evaluation of such matters. The BREC shall provide formal recommendations to the Board based on the conclusions of its review and analysis on a confidential and non-binding basis.

Membership and Voting: The BREC shall consist of five voting members. At inception, the BREC members shall include: David Lesar, Martin Nesbitt, Phillip Smith, Barry T. Smitherman and, in light of his Interim President and Chief Executive Officer position, John Somerhalder II (each a “BREC Voting Member” and, collectively, the “BREC Voting Members”). David Lesar shall chair the BREC (the “Chairperson”). The Chairperson shall be responsible for the leadership of the BREC, including overseeing the agenda, presiding over meetings and reporting to the Board. To the extent that a permanent Chief Executive Officer is appointed by the Board during the Term of the BREC (defined below), such person shall replace the Interim President and Chief Executive Officer on the BREC as the fifth member.

Each BREC Voting Member shall have one vote on each matter evaluated. Decisions made, actions taken and recommendations finalized and presented by the BREC to the Board shall require a majority vote of the then-appointed and serving BREC Voting Members; provided, however, that any BREC actions or evaluations that are supported by two or more votes on the BREC will be pursued by the BREC and any recommendation supported by two or more votes on the BREC will be finalized and presented to the Board.

A-1

Meetings and Structure: The BREC shall meet in-person, telephonically or by such other medium as is mutually agreed by the BREC Voting Members at such times as deemed appropriate by the Chairperson of the BREC, any two BREC Voting Members, the Chairperson of the Board or the Chief Executive Officer to carry out its responsibilities under this Charter. Beginning at its inception and for the first six months of its existence, the BREC shall meet a minimum of one time in each four-week period (and may of course meet more frequently). For the avoidance of doubt, the Chairperson of the Board may attend any and all meetings of the BREC, in whole or in part, at his or her discretion.

Responsibilities and Authority: In addition to the above, the BREC shall be provided with all necessary resources and authority for it to discharge its purpose, responsibilities and duties in performing the following functions in support of updating CenterPoint’s strategic business plan:

•	Provide advice and recommendations to the Board based on the BREC’s Business Review and Evaluation.

•

Retain, at the Company’s expense, advisors and experts as it deems necessary in the performance of its duties. The Company shall pay the reasonable and documented fees and expenses of such advisors and experts.

•

In coordination with the Chief Executive Officer of the Company and such officer’s designees, request and receive any information it requires from Company personnel and representatives in support of the Business Review and Evaluation, all of whom shall be directed by the Company to cooperate in a timely manner with the BREC, as it deems necessary.

•

Report to the Board regularly during the course of the Business Review and Evaluation, as the BREC deems necessary or appropriate or upon the Board’s request, on information, analysis and developments related to the Business Review and Evaluation.

A-2

•	Provide final formal recommendations to the Board on the results of and conclusions from the Business Review and Evaluation, on or prior to October 15, 2020.

•

Assist the Company in preparation for an Investor Day: CenterPoint plans to hold an “Investor Day,” which may take place in person or be held virtually, by the end of the first quarter of 2021, where the Company shall undertake to provide, for the benefit of its current and prospective investors and stakeholders, heightened transparency into and enhanced disclosures regarding the Company, including as to updated strategic and capital plans, priorities, structures and investments; environmental, social and governance (“ESG”) initiatives; human capital management matters; and such other items as the Company may determine to address at the Investor Day with the input of the BREC and/or the Board.

•	Periodically review and reassess the adequacy of this Charter and submit any proposed recommendations for changes to the Board for approval.

•	Perform such other duties and responsibilities as specified by the Board from time to time.

Term: The BREC shall perform the portion of its work required to provide formal recommendations to the Board promptly and concluding by October 15, 2020. The BREC shall remain in place until the later of such time that the Board formally determines to not proceed with the BREC’s recommendations or such time that the Company consummates the strategic actions and alternatives that may be recommended by the BREC and approved by the Board, provided that in no event shall the BREC term end prior to the Investor Day.

A-3